Exhibit 99.1

JOHN BALLANTYNE, FORMER BIOTECHNOLOGY EXECUTIVE, JOINS THE GLUCOTRACK BOARD OF DIRECTORS

Biotech veteran joins Glucotrack’s Board to support bringing novel continuous blood glucose monitoring technology to people with diabetes

Rutherford, NJ, September 3, 2024 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, today announced the appointment of John Ballantyne, PhD to its Board of Directors, effective immediately.

“We are pleased to welcome John, who has been a long-standing supporter of the Company, to our Board of Directors,” said Paul Goode, PhD, President and CEO of Glucotrack. “An entrepreneur himself, John brings extensive experience in driving healthcare research and innovation, strategic growth, and other key business functions that will be invaluable as we continue to expand our organization and move towards commercializing our novel technology.”

Mr. Ballantyne brings over 20 years of experience on the executive team at the global biotechnology contract development and manufacturing organization, Aldevron. He co-founded the company in 1998 and served as its Chief Science Officer through its acquisition by Danaher, and until his retirement. A leader in advancing biological science, Aldevron’s custom development and manufacturing services have provided scientists around the world with the essential components to accelerate research within their laboratories for groundbreaking science and breakthrough discoveries.

Due to the company’s significant presence in the biotechnology sector, Mr. Ballantyne has developed relationships across a continuum of focus areas maintained through investments, Board and Scientific Advisory Board roles and co-founding of multiple companies. Mr. Ballantyne holds undergraduate degrees in Pharmacy from the Central Institute of Technology (Heretaunga, NZ) and University of Otago (Dunedin, NZ) and his Doctorate in Pharmaceutical Sciences from North Dakota State University (Fargo, ND).

“I am excited to be joining the Board of a such an innovative medical technology company,” said Mr. Ballantyne. “Glucotrack’s continuous blood glucose monitor (CBGM) will really make a difference in the lives of people with diabetes. I look forward to joining the Board and helping the organization to continue to advance its mission, achieve its strategic milestones and drive toward success.”

For more information about Glucotrack’s CBGM, visit glucotrack.com.

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About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 2+ years, no on-body wearable component and with minimal calibration. For more information, please visit http://www.glucotrack.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on March 28, 2024.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com